EXHIBIT 21.1
CENTURY ALUMINUM COMPANY
SUBSIDIARIES OF THE REGISTRANT

State or Other
Jurisdiction of
Incorporation or
Company Name	Organization	Name Under Business is Conducted

Berkeley Aluminum, Inc.	Delaware	Berkeley Aluminum, Inc.
Century Aluminum Holdings, Inc.	Delaware	Century Aluminum Holdings, Inc.
Century Aluminum of Kentucky LLC	Delaware	Century Aluminum of Kentucky LLC
Century Aluminum of West Virginia, Inc.	Delaware	Century Aluminum of West Virginia, Inc.
Century Bermuda I Limited	Bermuda	Century Bermuda I Limited
Century Bermuda II Limited	Bermuda	Century Bermuda II Limited
Century Kentucky, Inc.	Delaware	Century Kentucky, Inc.
Century Louisiana, Inc.	Delaware	Century Louisiana, Inc.
Hancock Aluminum LLC	Delaware	Hancock Aluminum, LLC
Metalsco, Ltd.	Georgia	Metalsco, Ltd.
Nordural ehf.	Iceland	Nordural ehf.
Nordural Holdings I eHf.	Iceland	Nordural Holdings I eHf.
Nordural Holdings II eHf.	Iceland	Nordural Holdings II eHf.
Nordural U.S. LLC	Delaware	Nordural U.S. LLC
NSA, Ltd.	Kentucky	NSA, Ltd.
Skyliner, Inc.	Delaware	Skyliner, Inc.
St. Ann Bauxite Holdings Limited	St. Lucia, West Indies	St. Ann Bauxite Holdings Limited
Virgin Islands Alumina Corporation, LLC	Delaware	VIALCO

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